Exhibit 99.1

Great Western Bancorp, Inc. Announces Fiscal Year 2015 Third Quarter Financial Results
Financial Highlights

•	Third quarter net income was $28.8 million, or $0.50 per share, bringing fiscal year-to-date net income to $75.3 million, or $1.30 per share

•	Net interest margin and adjusted net interest margin[1] each increased compared to the previous quarter to 3.95% and 3.70%, respectively

•	The efficiency ratio[1] for the quarter was 46.4%, lower than previous periods due in part to a net nonrecurring gain related to branch closures

•	Total loans grew $172.8 million during the quarter and are up $457.8 million, or 6.7%, compared to September 30, 2014

Sioux Falls, SD - July 27, 2015 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $28.8 million, or $0.50 per share, for the quarter ended June 30, 2015, compared to net income of $22.5 million, or $0.39 per share, for the same quarter of fiscal year 2014. The results for the quarter included a $1.6 million nonrecurring net gain realized on the sale of a closed branch location and other branch closure related activities, which contributed approximately $0.02 per share after tax. Net interest income and noninterest expense each improved compared to the same quarter in fiscal year 2014, partially offset by higher provision for loan losses. Fiscal year-to-date net income was $75.3 million, or $1.30 per share, compared to $77.1 million, or $1.33 per share, for the same period of fiscal year 2014.
"Great Western Bank had a very strong quarter," said Ken Karels, President and Chief Executive Officer. "We delivered solid loan growth, our net interest margin stabilized compared to the previous quarter and we experienced a more normalized quarter from a credit-quality perspective coming off elevated credit-related charges in the March 2015 quarter."
Net Interest Income and Net Interest Margin2
Net interest income increased $4.9 million, or 6%, from $81.3 million for the third quarter of fiscal year 2014 to $86.2 million for the third quarter of fiscal year 2015. Loan interest income drove the majority of the increase, while lower deposit interest expense offset a reduction in interest income from the investment portfolio.
Net interest margin was 3.95%, 3.89% and 4.03%, respectively, for the quarters ended June 30, 2015, March 31, 2015 and June 30, 2014 and 3.92    % and 3.99%, respectively, for the nine months ended June 30, 2015 and June 30, 2014. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.70%, 3.64% and 3.80%, respectively, and 3.67% and 3.77%, respectively, for the same periods.
Net interest margin and adjusted net interest margin1 declined compared to the third quarter of fiscal year 2014 primarily due to lower asset yields, partially offset by a continued reduction in cost of deposits. The yield on loans, excluding loans acquired with deteriorated credit quality, was 21 basis points lower in the current quarter compared to the same quarter in fiscal year 2014, while the investment portfolio yield decreased by 15 basis points over the same period. Total cost of deposits decreased by 5 basis points. On a sequential quarter basis, the increase in net interest margin and adjusted net interest margin1 was primarily due to a higher investment portfolio yield, a stabilized loan yield and a reduction in the cost of deposits. A portion of the stabilization in loan yield was due to $0.4 million of incremental interest income recognized on the workout of two acquired loans in the current quarter and $0.5 million of interest income reversed in the previous quarter when loans were placed on nonaccrual status.
Loan growth for the quarter ended June 30, 2015 was $172.8 million, bringing fiscal year-to-date growth to $457.8 million, an increase of 6.7% compared to September 30, 2014. Year-to-date growth remains balanced across the business and agriculture lending components of the portfolio including commercial non-real estate, commercial real estate and agriculture.

1 This is a non-GAAP measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP measure. Further information on this measure and a reconciliation to the most comparable GAAP measure is provided at the end of this document.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.

Exhibit 99.1

Total deposits contracted by $130.0 million during the quarter, reducing year-to-date growth to $305.5 million, an increase of 4.3% compared to September 30, 2014. Net deposit outflows are typical for Great Western Bank in the third fiscal quarter reflecting seasonal outflows as noted during the last earnings release conference call. FHLB borrowings increased by $115.5 million during the quarter to offset deposit outflows and fund loan growth. The average cost of deposits for the quarter was 0.31%, down 5 basis points compared to the same quarter in fiscal year 2014, driven in part by a continuing change in deposit mix.
Provision for Loan Losses and Asset Quality
Provision for loan losses was $4.4 million for the quarter ended June 30, 2015, compared to $1.5 million in the same quarter of fiscal year 2014. Net charge-offs for the quarter were $0.9 million, or 0.05% of total loans on an annualized basis, bringing fiscal year-to-date net charge-offs to $9.0 million, or 0.17% of total loans on an annualized basis. For the comparable periods in fiscal year 2014, net charge-offs were $1.6 million, or 0.10% of total loans on an annualized basis, and $6.8 million, or 0.14% of loans on an annualized basis, respectively. The ratio of allowance for loan losses to total loans increased from 0.74% at March 31, 2015 to 0.77% at June 30, 2015.
At June 30, 2015, nonperforming loans were $68.1 million, with $8.3 million of the balance covered by FDIC loss-sharing arrangements. Total nonperforming loans decreased by $6.2 million, or 8%, during the quarter, while non-covered nonaccrual loans increased by $13.3 million, or 29%. The majority of the increase in non-covered nonaccrual loans was driven by loans whose loss-sharing coverage expired during the quarter where management has a workout plan in place and does not currently expect to incur credit losses in the future. OREO balances declined by $21.6 million, or 50%, during the quarter, driven primarily by the liquidation of one longstanding problem asset.
Loans on "Watch" status were $322.3 million as of June 30, 2015, a decrease of $62.2 million, or 16%, during the quarter. The majority of the decrease occurred in the commercial non-real estate segment, with smaller decreases in the commercial real estate and agriculture segments. While it is too early to project grain farmers' yields and market conditions resulting from the fall harvest, management is not aware of any notable deterioration in borrowers' financial condition or outlook for their 2015 financial performance but will continue to monitor closely.
Total credit-related charges declined significantly compared to the elevated levels incurred in the March 2015 quarter. A summary of total credit-related charges incurred during the current, prior and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)
(Dollars in thousands)		For the three months ended:
Item	Included within F/S Line Item(s):	June 30, 2015	March 31, 2015	June 30, 2014
Provision for loan losses	Provision for loan losses	$4,410	$9,679	$1,500
Net OREO charges	1) Net (gain) loss from sale of repossessed property and other assets 2) Other noninterest expense	1,067	2,634	6,267
Reversal of interest income on nonaccrual loans	Interest income on loans	(100)	517	(98)
Loan fair value adjustment related to credit	Net increase (decrease) in fair value of loans at fair value	31	1,184	(689)
Total		$5,408	$14,014	$6,980
Noninterest Income
Noninterest income was $10.0 million for the quarter ended June 30, 2015, a decrease of $0.3 million, or 3%, compared to the third quarter of fiscal year 2014. Included within noninterest income are the changes in fair value of certain loans for which the Company has elected the fair value option and the net gain (loss), realized and unrealized, of the related derivatives used to manage the interest rate risk on these loans. On a net basis, these two components of noninterest income represented a $1.5 million decrease, meaning product and service fees included in noninterest income increased $1.2 million, or 9%, compared to the same quarter in fiscal year 2014. This increase was primarily attributable to increases in net gain on sale of loans (i.e., the mortgage origination business), which increased by $0.6 million, or 44%, and other noninterest income, which also increased by $0.6 million, or 43%, primarily driven by the Company's portion of recoveries related to acquired loans.

Exhibit 99.1

Noninterest Expense
Total noninterest expense was $46.4 million for the quarter ended June 30, 2015, a decrease of $7.8 million, or 14%, compared to the same quarter in fiscal year 2014. The decrease in noninterest expense was primarily driven by:

•
a $6.4 million reduction in other noninterest expense, which included a $5.2 million reduction in net OREO costs and a net nonrecurring gain in the current quarter of approximately $1.6 million related to branch closure activities;

•	a $2.3 million reduction in amortization of intangible assets; and

•	a $1.7 million reduction in net occupancy expenses stemming from a significant fluctuation in real estate taxes incurred between the two periods; partially offset by

•	a $2.5 million increase in salaries and employee benefits, which includes increases in salaries and health insurance costs.

The efficiency ratio1 was 46.4% for the quarter, compared to 54.8% for the same quarter of fiscal year 2014, and was 48.8% for the first nine months of fiscal year 2015, compared to 50.9% for the same period in the previous year.
Capital
Capital levels remained consistent throughout the quarter. Tier 1 and total capital ratios were 11.5% and 12.5%, respectively, as of June 30, 2015, compared to 11.6% and 12.6%, respectively, as of March 31, 2015. The common equity tier 1 capital ratio was 10.8% as of June 30, 2015 and as of March 31, 2015. The tier 1 leverage ratio was 9.4% as of June 30, 2015 and 9.3% as of March 31, 2015.
This morning, the Company’s board of directors declared a dividend of $0.12 per common share payable on August 28, 2015 to owners of record as of close of business on August 14, 2015. The aggregate dividend payment will be $6.9 million.
Business Outlook
"We remain positive about Great Western's momentum and direction," added Karels. "We completed the first follow-on offering of our stock subsequent to our October 2014 initial public offering during the June quarter and continue to refine our processes and add key people to allow us to operate successfully as a public company. Our loan and deposit pipelines remain strong and we are excited about the business conditions in the markets we serve."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the third quarter of fiscal year 2015 on Monday, July 27, 2015 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on August 10, 2015. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID #10069219. International callers should dial (412) 317-0088 and enter the same conference ID number.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through 158 branches in seven states: South Dakota, Iowa, Nebraska, Colorado, Arizona, Kansas and Missouri. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, and the interest rate environment, in fiscal year 2015 are not historical facts and are forward-looking.

Exhibit 99.1

Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and Quarterly Report on Form 10-Q for the period ended March 31, 2015. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)
(Dollars in thousands except per share amounts)

	At or for the nine months ended		At or for the three months ended
	June 30, 2015	June 30, 2014	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Operating Data:
Interest and dividend income (FTE)	$275,458	$264,874	$93,582	$89,794	$92,082	$92,265	$89,078
Interest expense	22,588	24,337	7,340	7,579	7,669	7,715	7,778
Noninterest income	24,841	31,280	10,005	6,936	7,900	8,501	10,314
Noninterest expense	141,959	151,904	46,430	48,438	47,091	48,318	54,278
Provision for loan losses	17,408	(2,065)	4,410	9,679	3,319	2,749	1,500
Net income	75,253	77,077	28,832	19,724	26,697	27,875	22,502
Earnings per common share[2]	$1.30	$1.33	$0.50	$0.34	$0.46	$0.48	$0.39

Performance Ratios:
Net interest margin (FTE)[3]	3.92%	3.99%	3.95%	3.89%	3.91%	4.10%	4.03%
Adjusted net interest margin (FTE)1 3	3.67%	3.77%	3.70%	3.64%	3.67%	3.86%	3.80%
Return on average total assets[3]	1.04%	1.12%	1.18%	0.83%	1.10%	1.19%	0.98%
Return on average common equity[3]	6.91%	7.30%	7.83%	5.49%	7.39%	7.68%	6.24%
Return on average tangible common equity1 3	14.5%	17.1%	15.8%	11.8%	15.8%	16.3%	14.2%
Efficiency ratio[1]	48.8%	50.9%	46.4%	51.7%	48.5%	49.0%	54.8%

Capital:
Tier 1 capital ratio	11.5%	12.1%	11.5%	11.6%	11.8%	11.8%	12.1%
Total capital ratio	12.5%	13.1%	12.5%	12.6%	12.9%	12.9%	13.1%
Tier 1 leverage ratio	9.4%	9.3%	9.4%	9.3%	9.1%	9.1%	9.3%
Common equity tier 1 ratio	10.8%	*	10.8%	10.8%	*	*	*
Tangible common equity / tangible assets[1]	8.6%	8.3%	8.6%	8.4%	8.3%	8.2%	8.3%

Asset Quality:
Nonperforming loans	$68,117	$80,838	$68,117	$74,332	$68,454	$78,905	$80,838
OREO	$21,969	$54,190	$21,969	$43,565	$43,442	$49,580	$54,190
Nonperforming loans / total loans	0.94%	1.21%	0.94%	1.05%	0.98%	1.16%	1.21%
Net charge-offs (recoveries)	$8,996	$6,761	$906	$9,073	$(983)	$2,269	$1,615
Net charge-offs (recoveries) / average total loans[3]	0.17%	0.14%	0.05%	0.52%	(0.06)%	0.13%	0.10%
Allowance for loan losses / total loans	0.77%	0.70%	0.77%	0.74%	0.74%	0.70%	0.70%
Watch-rated loans	$322,256	$266,416	$322,256	$384,448	$275,473	$287,723	$266,416

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Share dilution calculated for the quarter and fiscal year-to-date periods was minimal and, as such, diluted EPS equals EPS for all periods presented.
[3] Annualized for all partial-year periods.
* Not applicable for period presented.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)
(Dollars in thousands)

	For the nine months ended		For the three months ended
	June 30, 2015	June 30, 2014	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Interest and dividend income
Loans	$251,978	$240,133	$85,240	$82,394	$84,344	$84,477	$80,797
Taxable securities	17,050	20,190	5,984	5,379	5,687	6,173	6,598
Nontaxable securities	36	61	10	13	13	19	33
Dividends on securities	997	751	489	258	250	217	351
Federal funds sold and other	599	400	155	160	284	55	99
Total interest and dividend income	270,660	261,535	91,878	88,204	90,578	90,941	87,878
Interest expense
Deposits	17,775	19,629	5,776	5,984	6,015	6,135	6,319
Securities sold under agreements to repurchase	430	442	134	150	146	158	153
FHLB advances and other borrowings	2,706	2,591	867	893	946	861	751
Related party notes payable	692	690	233	227	232	231	230
Subordinated debentures and other	985	985	330	325	330	330	325
Total interest expense	22,588	24,337	7,340	7,579	7,669	7,715	7,778
Net interest income	248,072	237,198	84,538	80,625	82,909	83,226	80,100
Provision for loan losses	17,408	(2,065)	4,410	9,679	3,319	2,749	1,500
Net interest income after provision for loan losses	230,664	239,263	80,128	70,946	79,590	80,477	78,600
Noninterest income
Service charges and other fees	28,896	29,728	9,627	8,871	10,398	10,476	9,695
Net gain on sale of loans	5,027	3,885	1,903	1,580	1,544	1,654	1,322
Casualty insurance commissions	882	877	333	233	316	196	320
Investment center income	1,969	1,757	742	654	573	660	578
Net gain on sale of securities	51	6	—	—	51	84	—
Trust department income	2,903	2,847	897	938	1,068	891	942
Net increase (decrease) in fair value of loans at fair value	7,914	13,506	(24,394)	15,208	17,100	(1,602)	13,886
Net realized and unrealized gain (loss) on derivatives	(27,357)	(25,396)	18,946	(21,698)	(24,605)	(4,781)	(17,797)
Other	4,556	4,070	1,951	1,150	1,455	923	1,368
Total noninterest income	24,841	31,280	10,005	6,936	7,900	8,501	10,314
Noninterest expense
Salaries and employee benefits	75,373	71,176	26,612	24,673	24,088	23,929	24,126
Occupancy expenses, net	11,169	13,613	3,161	3,984	4,024	3,913	4,894
Data processing	14,193	14,105	4,657	4,708	4,828	5,443	4,354
Equipment expenses	2,956	3,099	1,075	925	956	1,251	1,077
Advertising	2,870	3,385	1,196	946	728	1,361	1,213
Communication expenses	3,429	3,402	1,031	1,225	1,173	1,108	1,046
Professional fees	10,464	9,623	3,289	3,603	3,572	2,610	3,620
Net (gain) loss from sale of repossessed property and other assets	(1,836)	(2,413)	(1,452)	(16)	(368)	(38)	(1,564)
Amortization of core deposits and other intangibles	6,402	13,448	1,776	2,313	2,313	2,767	4,069
Other	16,939	22,466	5,085	6,077	5,777	5,974	11,443
Total noninterest expense	141,959	151,904	46,430	48,438	47,091	48,318	54,278
Income before income taxes	113,546	118,639	43,703	29,444	40,399	40,660	34,636
Provision for income taxes	38,293	41,562	14,871	9,720	13,702	12,785	12,134
Net income	$75,253	$77,077	$28,832	$19,724	$26,697	$27,875	$22,502

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)
(Dollars in thousands)

	As of
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Assets
Cash and due from banks	$187,171	$358,440	$428,186	$256,639	$235,077
Securities	1,410,475	1,402,508	1,263,983	1,341,242	1,395,768
Total loans	7,245,239	7,072,465	6,986,765	6,787,467	6,678,501
Allowance for loan losses	(55,930)	(52,426)	(51,820)	(47,518)	(47,038)
Loans, net	7,189,309	7,020,039	6,934,945	6,739,949	6,631,463
Goodwill and other intangible assets	705,634	707,410	709,723	712,036	714,803
Other assets	271,570	293,248	304,424	321,563	315,172
Total assets	$9,764,159	$9,781,645	$9,641,261	$9,371,429	$9,292,283

Liabilities and stockholders' equity
Noninterest-bearing deposits	$1,360,722	$1,374,589	$1,381,887	$1,303,015	$1,294,131
Interest-bearing deposits	5,996,966	6,113,109	5,857,319	5,749,165	5,772,981
Total deposits	7,357,688	7,487,698	7,239,206	7,052,180	7,067,112
Securities sold under agreements to repurchase	161,559	163,343	190,585	161,687	185,620
FHLB advances and other borrowings	590,520	475,019	575,085	575,094	435,097
Other liabilities	166,541	186,033	185,015	161,378	173,490
Total liabilities	8,276,308	8,312,093	8,189,891	7,950,339	7,861,319
Stockholders' equity	1,487,851	1,469,552	1,451,370	1,421,090	1,430,964
Total liabilities and stockholders' equity	$9,764,159	$9,781,645	$9,641,261	$9,371,429	$9,292,283

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)
(Dollars in thousands)

	As of				Fiscal year-to-date:
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	Change ($)	Change (%)
Commercial non-real estate	$1,701,024	$1,657,856	$1,551,607	$1,571,640	$129,384	8.2%
Agriculture	1,813,330	1,748,366	1,788,028	1,681,209	132,121	7.9%
Construction and development	290,525	310,011	285,366	314,000	(23,475)	(7.5)%
Owner-occupied CRE	1,128,536	1,110,074	1,146,670	1,151,868	(23,332)	(2.0)%
Non-owner-occupied CRE	1,046,392	1,011,274	1,033,481	922,395	123,997	13.4%
Multifamily residential real estate	255,540	241,896	180,204	152,931	102,609	67.1%
Commercial real estate	2,720,993	2,673,255	2,645,721	2,541,194	179,799	7.1%
Residential real estate	922,481	905,114	910,406	901,605	20,876	2.3%
Consumer	75,311	80,036	85,822	90,086	(14,775)	(16.4)%
Other[1]	38,901	35,433	35,311	34,243	4,658	13.6%
Total unpaid principal balance	7,272,040	7,100,060	7,016,895	6,819,977	452,063	6.6%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(26,801)	(27,595)	(30,130)	(32,510)	5,709	(17.6)%
Total loans	$7,245,239	$7,072,465	$6,986,765	$6,787,467	$457,772	6.7%

[1] Other loans primarily include consumer and commercial credit cards and customer deposit account overdrafts.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)
(Dollars in thousands)

	For the three months ended
	June 30, 2015			March 31, 2015			June 30, 2014
	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]
Assets
Cash and due from banks	$198,517	$155	0.31%	$265,929	$160	0.24%	$119,970	$99	0.33%
Investment securities	1,439,690	6,483	1.81%	1,334,460	5,650	1.72%	1,428,407	6,982	1.96%
Loans, other than loans acquired with deteriorated credit quality, net	6,995,340	84,798	4.86%	6,828,510	81,907	4.86%	6,362,850	80,445	5.07%
Loans acquired with deteriorated credit quality, net	122,697	2,146	7.02%	131,578	2,077	6.40%	186,825	1,552	3.33%
Loans, net	7,118,037	86,944	4.90%	6,960,088	83,984	4.89%	6,549,675	81,997	5.02%
Total interest-earning assets	8,756,244	93,582	4.29%	8,560,477	89,794	4.25%	8,098,052	89,078	4.41%
Noninterest-earning assets	1,065,347			1,093,229			1,143,845
Total assets	$9,821,591	$93,582	3.82%	$9,653,706	$89,794	3.77%	$9,241,897	$89,078	3.87%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,312,859			$1,282,530			$1,227,420
NOW, MMDA and savings deposits	4,665,101	$3,272	0.28%	4,447,606	$3,266	0.30%	4,048,428	$2,376	0.24%
CDs	1,499,667	2,504	0.67%	1,567,763	2,718	0.70%	1,860,094	3,943	0.85%
Total deposits	7,477,627	5,776	0.31%	7,297,899	5,984	0.33%	7,135,942	6,319	0.36%
Securities sold under agreements to repurchase	158,758	134	0.34%	182,386	150	0.33%	192,579	153	0.32%
FHLB advances and other borrowings	523,839	867	0.66%	528,571	893	0.69%	311,528	751	0.97%
Related party notes payable	41,295	233	2.26%	41,295	227	2.23%	41,295	230	2.23%
Subordinated debentures and other	56,083	330	2.36%	56,083	325	2.35%	56,083	325	2.32%
Total borrowings	779,975	1,564	0.80%	808,335	1,595	0.80%	601,485	1,459	0.97%
Total interest-bearing liabilities	8,257,602	$7,340	0.36%	8,106,234	$7,579	0.38%	7,737,427	$7,778	0.40%
Noninterest-bearing liabilities	87,433			89,341			58,657
Stockholders' equity	1,476,556			1,458,131			1,445,813
Total liabilities and stockholders' equity	$9,821,591			$9,653,706			$9,241,897
Net interest spread			3.46%			3.39%			3.47%
Net interest income and net interest margin (FTE)[1]		$86,242	3.95%		$82,215	3.89%		$81,300	4.03%
Less: Tax equivalent adjustment		1,704			1,590			1,200
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$84,538	3.87%		$80,625	3.82%		$80,100	3.97%

[1] These are non-GAAP financial measures management believes are helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measures and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)
(Dollars in thousands)

	For the nine months ended
	June 30, 2015			June 30, 2014
	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]
Assets
Cash and due from banks	$302,449	$599	0.26%	$197,450	$400	0.27%
Investment securities	1,370,129	18,083	1.76%	1,427,707	21,002	1.97%
Loans, other than loans acquired with deteriorated credit quality, net	6,816,785	249,581	4.90%	6,239,191	239,146	5.12%
Loans acquired with deteriorated credit quality, net	135,106	7,195	7.12%	203,196	4,326	2.85%
Loans, net	6,951,891	256,776	4.94%	6,442,387	243,472	5.05%
Total interest-earning assets	8,624,469	275,458	4.27%	8,067,544	264,874	4.39%
Noninterest-earning assets	1,089,322			1,155,291
Total assets	$9,713,791	$275,458	3.79%	$9,222,835	$264,874	3.84%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,362,551			$1,232,354
NOW, MMDA and savings deposits	4,420,859	$9,190	0.28%	3,943,543	$6,942	0.24%
CDs	1,583,765	8,585	0.72%	1,952,901	12,687	0.87%
Total deposits	7,367,175	17,775	0.32%	7,128,798	19,629	0.37%
Securities sold under agreements to repurchase	169,660	430	0.34%	196,371	442	0.30%
FHLB advances and other borrowings	539,632	2,706	0.67%	312,011	2,591	1.11%
Related party notes payable	41,295	692	2.24%	41,295	690	2.23%
Subordinated debentures and other	56,083	985	2.35%	56,083	985	2.35%
Total borrowings	806,670	4,813	0.80%	605,760	4,708	1.04%
Total interest-bearing liabilities	8,173,845	$22,588	0.37%	7,734,558	$24,337	0.42%
Noninterest-bearing liabilities	83,772			77,140
Stockholders' equity	1,456,174			1,411,137
Total liabilities and stockholders' equity	$9,713,791			$9,222,835
Net interest spread			3.42%			3.42%
Net interest income and net interest margin (FTE)[1]		$252,870	3.92%		$240,537	3.99%
Less: Tax equivalent adjustment		4,798			3,339
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$248,072	3.85%		$237,198	3.93%

[1] These are non-GAAP financial measures management believes are helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measures and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Non-GAAP Measures and Reconciliation
We rely on certain non-GAAP measures in making financial and operational decisions about our business. We believe that each of the non-GAAP measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. generally accepted accounting principles, or GAAP.
In particular, we evaluate our profitability and performance based on our cash net income and return on average tangible common equity, each of which excludes the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information based on our cash payments and receipts during the applicable period.

Exhibit 99.1

We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on loans other than loans acquired with deteriorated credit quality and adjusted yield on loans other than loans acquired with deteriorated credit quality. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)
(Dollars in thousands)

	At or for the nine months ended		At or for the three months ended
	June 30, 2015	June 30, 2014	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Cash net income and return on average tangible common equity:
Net income	$75,253	$77,077	$28,832	$19,724	$26,697	$27,875	$22,502
Add: Amortization of intangible assets	6,402	13,448	1,776	2,313	2,313	2,767	4,069
Add: Tax on amortization of intangible assets	(660)	(2,433)	(220)	(220)	(220)	(811)	(811)
Cash net income	$80,995	$88,092	$30,388	$21,817	$28,790	$29,831	$25,760

Average common equity	$1,456,174	$1,411,137	$1,476,556	$1,458,131	$1,433,837	$1,439,117	$1,445,813
Less: Average goodwill and other intangible assets	708,799	721,630	706,526	708,782	711,088	713,462	717,104
Average tangible common equity	$747,375	$689,507	$770,030	$749,349	$722,749	$725,655	$728,709
Return on average common equity *	6.91%	7.30%	7.83%	5.49%	7.39%	7.68%	6.24%
Return on average tangible common equity *	14.5%	17.1%	15.8%	11.8%	15.8%	16.3%	14.2%

* Calculated as net income divided by average common equity and cash net income divided by average tangible common equity, respectively. Annualized for partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)
(Dollars in thousands)

	At or for the nine months ended		At or for the three months ended
	June 30, 2015	June 30, 2014	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income	$248,072	$237,198	$84,538	$80,625	$82,909	$83,226	$80,100
Add: Tax equivalent adjustment	4,798	3,339	1,704	1,590	1,504	1,324	1,200
Net interest income (FTE)	252,870	240,537	86,242	82,215	84,413	84,550	81,300
Add: Current realized derivative gain (loss)	(16,005)	(13,277)	(5,416)	(5,307)	(5,282)	(4,978)	(4,600)
Adjusted net interest income (FTE)	$236,865	$227,260	$80,826	$76,908	$79,131	$79,572	$76,700

Average interest earning assets	$8,624,469	$8,067,544	$8,756,244	$8,560,477	$8,556,688	$8,181,194	$8,098,052
Net interest margin (FTE) *	3.92%	3.99%	3.95%	3.89%	3.91%	4.10%	4.03%
Adjusted net interest margin (FTE) **	3.67%	3.77%	3.70%	3.64%	3.67%	3.86%	3.80%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on loans other than loans acquired with deteriorated credit quality:
Interest income	$244,783	$235,807	$83,094	$80,317	$81,372	$82,968	$79,245
Add: Tax equivalent adjustment	4,798	3,339	1,704	1,590	1,504	1,324	1,200
Interest income (FTE)	249,581	239,146	84,798	81,907	82,876	84,292	80,445
Add: Current realized derivative gain (loss)	(16,005)	(13,277)	(5,416)	(5,307)	(5,282)	(4,978)	(4,600)
Adjusted interest income (FTE)	$233,576	$225,869	$79,382	$76,600	$77,594	$79,314	$75,845

Average loans other than loans acquired with deteriorated credit quality	$6,816,785	$6,239,191	$6,995,340	$6,828,510	$6,626,507	$6,527,721	$6,362,850
Yield (FTE) *	4.90%	5.12%	4.86%	4.86%	4.96%	5.12%	5.07%
Adjusted yield (FTE) **	4.58%	4.84%	4.55%	4.55%	4.65%	4.82%	4.78%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)
(Dollars in thousands)

	At or for the nine months ended		At or for the three months ended
	June 30, 2015	June 30, 2014	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Efficiency ratio:
Total revenue	$272,913	$268,477	$94,543	$87,561	$90,809	$91,727	$90,414
Add: Tax equivalent adjustment	4,798	3,339	1,704	1,590	1,504	1,324	1,200
Total revenue (FTE)	$277,711	$271,816	$96,247	$89,151	$92,313	$93,051	$91,614

Noninterest expense	$141,959	$151,904	$46,430	$48,438	$47,091	$48,318	$54,278
Less: Amortization of intangible assets	6,402	13,448	1,776	2,313	2,313	2,767	4,069
Tangible noninterest expense	$135,557	$138,456	$44,654	$46,125	$44,778	$45,551	$50,209
Efficiency ratio *	48.8%	50.9%	46.4%	51.7%	48.5%	49.0%	54.8%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,487,851	$1,430,964	$1,487,851	$1,469,552	$1,451,370	$1,421,090	$1,430,964
Less: Goodwill and other intangible assets	705,634	714,803	705,634	707,410	709,723	712,036	714,803
Tangible common equity	$782,217	$716,161	$782,217	$762,142	$741,647	$709,054	$716,161

Total assets	$9,764,159	$9,292,283	$9,764,159	$9,781,645	$9,641,261	$9,371,429	$9,292,283
Less: Goodwill and other intangible assets	705,634	714,803	705,634	707,410	709,723	712,036	714,803
Tangible assets	$9,058,525	$8,577,480	$9,058,525	$9,074,235	$8,931,538	$8,659,393	$8,577,480
Tangible common equity to tangible assets	8.6%	8.3%	8.6%	8.4%	8.3%	8.2%	8.3%

GREAT WESTERN BANCORP, INC.

Media Contact:
Ann Nachtigal, 605-988-9217
ann.nachtigal@greatwesternbank.com

Investor Relations Contact:
David Hinderaker, 605-988-9253
david.hinderaker@greatwesternbank.com